EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

THIS NOTE IS REGISTERED WITH THE AGENT PURSUANT TO SECTION 11.4(B) OF THE PURCHASE AGREEMENT (AS DEFINED BELOW). TRANSFER OF ALL OR ANY PORTION OF THIS
NOTE IS PERMITTED SUBJECT TO THE PROVISIONS SET FORTH IN SUCH SECTION 11.4(B) WHICH REQUIRE, AMONG OTHER THINGS, THAT NO TRANSFER IS EFFECTIVE UNTIL THE TRANSFEREE IS REFLECTED AS SUCH ON THE REGISTRY MAINTAINED WITH THE AGENT PURSUANT TO SUCH SECTION 11.4(B).

                                SECURED TERM NOTE
                                -----------------

                  FOR VALUE RECEIVED, RETAIL PRO, INC., a Delaware corporation (f/k/a Island Pacific, Inc.) (the "COMPANY") hereby promises to pay to Valens Offshore SPV II, Corp. c/o Laurus Master Fund, Ltd. (the "HOLDER") or its registered assigns or successors in interest, the sum of TWO MILLION FIVE HUNDRED THOUSAND dollars ($2,500,000), together with any accrued and unpaid interest hereon, on February 29, 2009 (the "MATURITY DATE") if not sooner indefeasibly paid in full.

                  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the "PURCHASE AGREEMENT") among the Company, the Holder, each other Purchaser and LV Administrative Services, Inc., as administrative and collateral agent for the Purchasers (the "AGENT" together with the Purchasers, collectively, the "CREDITOR PARTIES").

                  The following terms shall apply to this Secured Term Note (this "NOTE"):

                                   ARTICLE I
                         CONTRACT RATE AND AMORTIZATION

                  1.1 CONTRACT RATE. Subject to Sections 2.2 and 3.9, interest payable on the outstanding principal amount of this Note (the "PRINCIPAL AMOUNT") shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time (the "PRIME RATE"), plus two percent (2.0%) (the "CONTRACT RATE"). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. The Contract Rate shall not at any time be less than nine and one half percent (9.50%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, ("Monthly Amount") commencing on March 1, 2008, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

                  1.2 CONTRACT RATE PAYMENTS. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date and shall be subject to adjustment as set forth herein.

                  1.3 PRINCIPAL PAYMENTS. Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.

                  1.4 OPTIONAL REDEMPTION. The Company may prepay this Note at any time, in whole or in part, without penalty or premium. If within six (6) months of the date of issue of this Note, the Company prepays in full the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any other Related Agreement (collectively, the "REDEMPTION AMOUNT"), upon receipt in full of the Redemption Amount in good funds, the Holder will rebate to Company fifty percent (50%) of any fees it received from the Company on the date of issue of this Note. The Company shall deliver to the Holder a written notice of redemption (the "NOTICE OF REDEMPTION") specifying the date for such Optional Redemption (the "REDEMPTION PAYMENT DATE"), which date shall be ten (10) business days after the date of the Notice of Redemption (the "REDEMPTION PERIOD"). On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Company fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void. If any Notes issued pursuant to the Purchase Agreement, in addition to this Note, are outstanding (collectively, the "OUTSTANDING NOTES") and the Company pursuant to this Section 1.4 elects to make an Optional Redemption, then the Company shall take the same action with respect to all Outstanding Notes and make such payments to all holders of Outstanding Notes on a pro rata basis based upon the Redemption Amount of each Outstanding Note.

                  1.5 MANDATORY PREPAYMENT. Reference is hereby made to that certain Vendor Loan Agreement dated as of December 21, 2007 by and among the Company, 3Q Holdings Limited ("3Q"), Island Pacific (UK) Limited and Applied Retail Solutions, Inc. (the "3Q Loan Agreement") which, among other things, sets for the certain agreements relating to the finance by the Company of $3,000,000 of the purchase price for assets of the Company acquired by 3Q, Island Pacific
(UK) Limited and Applied Retail Solutions, Inc. (collectively, the "Acquisition Borrowers") pursuant to and Asset Purchase Agreement dated October 31, 2007 by and among the parties thereto. Simultaneously upon receipt by the Company of payment of any amounts due to Company under the 3Q Loan Agreement (each a "3Q Loan Payment"), the Company shall prepay this Note plus any accrued and unpaid interest, penalties and/or fees without penalty of any kind by the corresponding amount of each such 3Q Loan Payment.

                                   ARTICLE II
                                EVENTS OF DEFAULT

                  2.1 EVENTS OF DEFAULT. The occurrence of any of the following events set forth in this Section 2.1 shall constitute an event of default ("EVENT OF DEFAULT") hereunder:

                        (a) FAILURE TO PAY. The Company fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Company fails to pay any of the other Obligations (under and as defined in the Master Security Agreement) when due, and, in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due;

                        (b) BREACH OF COVENANT. The Company or any of its Subsidiaries breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof; provided however, that if by the nature of the breach it cannot be cured within fifteen (15) days and in the commercially reasonable opinion of the Holder reasonable curative action has been commenced with such fifteen (15) days, upon written notice to and consent of Holder, the Company will have a commercially reasonable amount of time to cure such breach before it shall be deemed an Event of Default.

                        (c) BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation, warranty or statement made or furnished by the Company or any of its Subsidiaries in this Note, the Purchase Agreement or any other Related Agreement shall at any time be false or misleading in any material respect on the date as of which made or deemed made if such representation or warranty expressly states that it is made as of a specific date.

                        (d) DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of the Company or any of its Subsidiaries (including, without limitation, the Subordinated Debt (as defined below)) beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;

                        (e) MATERIAL ADVERSE EFFECT. Any change or the occurrence of any event which could reasonably be expected to have a Material Adverse Effect;

                        (f) BANKRUPTCY. The Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty
(30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

                        (g) JUDGMENTS. Attachments or levies in excess of $250,000 in the aggregate are made upon the Company or any of its Subsidiary's assets or a judgment is rendered against the Company's property involving a liability of more than $250,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

                        (h) INSOLVENCY. The Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

                        (i) CHANGE OF CONTROL. A Change of Control (as defined below) shall occur with respect to the Company, unless Holder shall have expressly consented to such Change of Control in writing. A "Change of Control" shall mean any event or circumstance as a result of which (i) any "Person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Company (other than a "Person" or "group" that beneficially owns 35% or more of such outstanding voting equity interests of the Company on the date hereof), (ii) the Board of Directors of the Company shall cease to consist of a majority of the Company's board of directors on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment) or (iii) the Company or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity;

                        (j) INDICTMENT; PROCEEDINGS. The indictment or threatened indictment of the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Company or any of its Subsidiaries;

                        (k) THE PURCHASE AGREEMENT AND RELATED AGREEMENTS. (i) An Event of Default shall occur under and as defined in the Purchase Agreement or any other Related Agreement, (ii) the Company or any of its Subsidiaries shall breach any term or provision of the Purchase Agreement or any other Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen (15) days after the occurrence thereof (unless by the terms of any such agreement a longer period is contemplated), (iii) the Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, the Purchase Agreement or any Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of the Purchase Agreement or any Related Agreement or (v) the Purchase Agreement or any Related Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto);

                        (l) STOP TRADE. An SEC stop trade ordershall be in effect for five (5) consecutive days or five (5) days during a period of ten
(10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Company shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice; or

 INTENTIONALLY OMITTED

                        (m) SUBORDINATED DEBT. The Company or any of its Subsidiaries shall take or participate in any action which would be prohibited under the provisions of any subordination agreement governing any indebtedness for borrowed money of the Company or any of its Subsidiaries which has been or may be subordinated in right of payment to the obligations hereunder ("SUBORDINATED DEBT") or wrongfully makes any payment on the Subordinated Debt to a person or entity that was not entitled to receive such payments under the provisions of any subordination agreement governing such Subordinated Debt.

                  2.2 DEFAULT INTEREST. Following the occurrence and during the continuance of an Event of Default, the Company shall pay additional interest on the outstanding principal balance of this Note in an amount equal to one and a half percent (1.5%) per month, and all outstanding obligations under this Note, the Purchase Agreement and each other Related Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

                  2.3 DEFAULT PAYMENT. Following the occurrence and during the continuance of an Event of Default, the Agent may demand repayment in full of all obligations and liabilities owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement and/or may elect, in addition to all rights and remedies of the Agent under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of the Company under the Purchase Agreement and the other Related Agreements, to require the Company to make a Default Payment ("DEFAULT PAYMENT"). The Default Payment shall be one hundred twenty five percent (125%) of the outstanding principal amount of this Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be due and payable immediately on the date that the Agent has demanded payment of the Default Payment pursuant to this Section 2.3. If in respect to any Event of Default, the Company cures the Event of Default, the Event of Default will be deemed to no longer exist any rights or remedies of Holder pertaining to such Event of Default will be of no further force or effect.

                                  ARTICLE III
                                  MISCELLANEOUS

                  3.1 CUMULATIVE REMEDIES. The remedies under this Note shall be cumulative.

                  3.2 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  3.3 NOTICES. Any notice herein required or permitted to be given shall be given in writing in accordance with the terms of the Purchase Agreement.

                  3.4 AMENDMENT PROVISION. The term "NOTE" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

                  3.5 ASSIGNABILITY. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

                  3.6 COST OF COLLECTION. In case of the occurrence of an Event of Default under this Note, the Company shall pay the Holder the Holder's reasonable costs of collection, including reasonable attorneys' fees.

                  3.7 GOVERNING LAW, JURISDICTION AND WAIVER OF JURY TRIAL.

                        (a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                        (b) THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE AND/OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER AND/OR ANY OTHER CREDITOR PARTY, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER AND/OR ANY OTHER CREDITOR PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS (AS DEFINED IN THE MASTER SECURITY AGREEMENT), TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE MASTER SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER AND/OR ANY OTHER CREDITOR PARTY. THE COMPANY

EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY'S ACTUAL RECEIPT THEREOF OR THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

                        (c) THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND/OR OF ARBITRATION, THE COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND/OR ANY OTHER CREDITOR PARTY, ON THE ONE HAND, AND THE COMPANY, ON THE OTHER HAND, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

                  3.8 SEVERABILITY. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

                  3.9 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

                  3.10 SECURITY INTEREST. The Agent, for the ratable benefit of the Creditor Parties, has been granted a security interest in certain assets of the Company as more fully described in the Master Security Agreement and the other Related Agreements.

                  3.11 CONSTRUCTION; COUNTERPARTS. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other. This Note may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

                  3.12 REGISTERED OBLIGATION. This Note shall be registered (and such registration shall thereafter be maintained) as set forth in Section 11.4(b) of the Purchase Agreement. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder or (ii) registration of such holder as an assignee in accordance with Section 11.4(b) of the Purchase Agreement.

       [Balance of page intentionally left blank; signature page follows]

                  IN WITNESS WHEREOF, the Company has caused this Secured Term Note to be signed in its name effective as of this 29th day of February, 2008.


                                        RETAIL PRO, INC.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


WITNESS:


---------------------------------